UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Trammell Crow Company
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On October 31, 2006, Trammell Crow Company (the “Company”) announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2006, with CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly-owned subsidiary of CBRE.  Set forth below are (i) a message posted on the Company’s website announcing the proposed merger, (ii) a letter distributed to certain of the Company’s clients regarding the proposed merger, (iii) a script of a telephone call to the Company’s employees announcing the proposed merger, (iv) a special announcement (newsletter) to the Company’s employees announcing the proposed merger, (v) scripts/talking points for telephone calls and conversations with certain of the Company’s clients, prospective clients, partners, lenders and investors regarding the proposed merger, (vi) key messages about the Merger Agreement, (vii) a question and answer informational sheet distributed to the Company’s employees, and (viii) a question and answer informational sheet for use by Company spokespeople when addressing the media.

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Call Script / Key Messages for Global Services Clients

The following is provided to assist you with your calls to clients and key contacts. Please limit your comments to the messages below.

Hello, ___________.

▪         I’m calling to personally inform you about some exciting news that became public today. Trammell Crow Company announced our plans to join forces with CB Richard Ellis in a merger that we expect to close by the end of this year or early next year.

-          I realize you may have already seen this news this morning but we wanted to get to you as soon as possible. If you haven’t seen the news already, I will gladly forward a copy of the press release. Alternatively, you can find an official announcement on our website.

▪         Today’s announcement was about our agreement with CB Richard Ellis and not the actual closure, therefore I cannot provide many specifics at this time. However, I am able to share a little bit about our expectations for this merger to give you a sense of why we are so excited about the news.

▪         The goal of the merger is to bring together the best of both companies into a single world-class organization. We believe this combination allows us to preserve and build upon our recognized leadership in the corporate services arena, while expanding our array of services and our global market coverage.

▪         Our clients will have access to the broadest global platform with the deepest bench of talent in the industry. We see this as “strength building on strength.”

-          Trammell Crow Company brings a mature and very successful corporate services account management model with codified processes, best practices, and performance management to the new entity.

-          CB Richard Ellis offers an impressive global operation and a broad array of complementary services.

-          Together, we will offer a compelling solution that is global, integrated, comprehensive, and totally client focused. It’s a perfect fit.

▪         Key leaders from Trammell Crow Company’s Global Services organization — Mike Lafitte, Bill Concannon, and Diane Paddison — will transition to CB Richard Ellis in senior roles. Once there, they will import and integrate the best of Trammell Crow Company’s and CB Richard Ellis’s respective models into a comprehensive and integrated global platform. Going forward, they will manage that part of CB Richard Ellis’s business in much the same way that they manage it at Trammell Crow Company today.

▪         We are completely committed to a smooth transition for our clients with minimal business disruption. We will keep you informed as additional details become available.

▪         Throughout the merger process and beyond, we will continue to focus on your needs and on our commitment to recruit and develop great people, continually improve our processes, and expand our platform. As you know our ultimate goal is to help you succeed.

▪         Please let me know if you have any questions or concerns. If I cannot answer them, I will connect you with someone in the firm who can.

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Call Script / Key Messages for Major Pursuits and Prospects

Hello, ___________.

▪         I’m calling to personally inform you about some exciting news that became public today. Trammell Crow Company announced our plans to join forces with CB Richard Ellis in a merger that we expect to close by the end of this year or early next year.

-          I realize you may have already seen this news this morning but we wanted to get it to you as soon as possible. If you haven’t seen the news already, I will gladly forward a copy of the press release. Alternatively, you can find it on our public website.

-          Since today’s announcement was about our agreement with CB Richard Ellis and not the actual closure, I cannot provide many specifics at this time. However, I am able to share a little bit about our expectations for this merger to give you a sense of why we are so excited about the news.

▪         The goal of the merger is to bring together the best of both companies into a single world-class organization. We believe this combination will enable us to build upon our recognized leadership in the corporate services arena, while expanding our array of services and our global market coverage.

▪         Our clients will have access to the broadest global platform with the deepest bench of talent in the industry. We see this as “strength building on strength.”

-          Trammell Crow Company brings a mature and very successful corporate services account management model with codified processes, best practices, and performance management to the new entity.

-          CB Richard Ellis offers an impressive global operation and a broad array of complementary services.

-          Together, we will offer a compelling solution that is global, integrated, comprehensive, and totally client focused. It’s a perfect fit.

▪         Key leaders from Trammell Crow Company’s Global Services organization — Mike Lafitte, Diane Paddison, Bill Concannon, Jim Hayden and others — will transition to CB Richard Ellis in senior roles. Once there, they will import and integrate the best of Trammell Crow Company’s and CB Richard Ellis’s corporate services models into a comprehensive and integrated global platform. Going forward, they will manage that part of CB Richard Ellis’s business in much the same way that they manage it at Trammell Crow Company today.

▪         We remain very excited about the possibility of working with you and plan to continue responding to your requirement for _________________________ (e.g., facilities management, project management, transaction management, integrated real estate) services. We are confident about our solution for [Your Company].

I hope the information I’ve shared today provides you with a better understanding of our plans and gives you comfort in selecting us as your service partner. Please let me know if you have any additional questions or concerns. If I cannot answer them, I will connect you with someone in the firm who can.

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Key Messages about the Trammell Crow Company and CB Richard Ellis Agreement

▪         We are combining two top-notch companies to create a world-class organization.

▪         This merger allows us to serve our three constituent groups, as we meet our clients’ expanding needs, deliver value to our shareholders, and provide our people with a superior platform and professional opportunities.

▪         This merger brings together two top-notch companies into a single world-class organization. Trammell Crow Company (TCC) and CB Richard Ellis (CBRE) offer almost perfectly matched, complementary capabilities and market presence. Our respective strengths are mutually reinforcing.

▪         We’re excited about uniting our transaction management, corporate outsourcing and institutional investor expertise. After closing, we will be part of a winning commercial real estate services company.  We will qualify for the FORTUNE 500 – the first company ever in our industry to do so.

▪         Bob Sulentic will join CBRE as Group President with responsibility for the Development business (see below) as well as the company’s EMEA and Asia-Pacific operations. Jim Groch, Matt Khourie, Chris Roth and John Stirek will continue in their leadership roles as co-presidents. Other key leaders from TCC’s Global Services organization — Mike Lafitte, Bill Concannon, Diane Paddison, and others — will transition to CBRE in senior leadership roles and will manage what we call Global Services for CBRE in much the same way that they manage it at TCC today.

▪         Dallas will become the headquarters for our new, combined Global Services business and the CBRE-owned TCC development business. It will also be home to a portion of CBRE’s shared services operations.

▪         Together, we will have a better, stronger platform to help our people succeed.

▪         This union is provides our people with professional opportunities that come from having the capabilities and resources to serve our clients when and where they need us. We will be able to meet more of their needs – across more disciplines and in more markets – than ever before.

▪         There will be opportunities to expand and strengthen key client relationships through our enhanced service offering – particularly in integrated corporate outsourcing and asset management.

▪         We are joining a firm with a strong culture that shares our unwavering commitment to superior client service rooted in the principles of respect, integrity, service and excellence.

▪         Our clients will have access to the broadest global platform with the deepest bench of talent in the industry.

▪         We believe this combination will enable us to build the best organization to serve our clients. It’s about leveraging strengths and creating an even more robust and complete service offering than either firm can offer today.

▪         We will uphold our unwavering commitment to superior client service rooted in the principles of respect, integrity, service and excellence.

▪         We will be able to offer our clients a significantly enhanced service offering, including valuation, financing, and consulting, in addition to our core services.

▪         We are completely committed to a smooth transition with minimal business disruption. We will keep our clients informed as additional details become available.

▪         Our legacy will live on through a wholly-owned but independent development company.

▪         This entity will have the exclusive use of the Trammell Crow Company brand and will be led by Bob Sulentic, with the current co-presidents continuing in leadership roles. The “new” TCC will have essentially the same charter as TCC’s  D&I business.

TCC has evolved and thrived in the wake of change over the many decades it has been in business.  This is another important chapter in that evolution.

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Q&A for Trammell Crow Company Employees about the
Merger Agreement with CB Richard Ellis

The following Question and Answer has been provided to answer questions you will likely have about the merger with CB Richard Ellis. If you have additional questions that are not addressed in this document, please notify your local HR representative. We will issue updates to this document as more information becomes available.

Questions & Answers Relating to General Business Inquiries

Q1: Why CB Richard Ellis?  Why now?

A: The world is changing rapidly, and we are moving to position ourselves to ensure our continued success. We couldn’t ignore things such as an increasingly globalizing economy and the growing needs of our clients for expanded global presence and services to complement our existing platform. The opportunity to come together with CB Richard Ellis was the right opportunity, at the right time, with the right partner.

Q2: What drove this decision?

A: Over the years, we have consistently emphasized our commitment to serving our three primary constituents: our shareholders, our clients, and our people. Bringing these two companies together is about building the best organization to serve all three of these groups. Our clients will be better served by our expanded global platform of complementary services and resources; our people will have opportunities for career expansion and more resources to serve our clients; and our shareholders will receive value on their investment in our company.

Q3: What does this mean to employees of the expanded entity?

A: In a business environment marked by increasing globalization, being an integral part of the industry’s only truly global, full service enterprise will make us even more competitive.  We will be better equipped to serve our clients with our enhanced scale, geographic reach and ability to deliver consistent quality across a gamut of services and locations.  This will further differentiate us from our competition and improve our ability to achieve our clients’ objectives, allowing us to grow existing client relationships and acquire new ones.  For many of our employees, it also creates tremendous opportunities for job growth and professional development in a diverse and dynamic organization.

Q4: How will the business be integrated and combined with the least amount of disruption to our business and our clients?

A: Since the CB Richard Ellis and Trammell Crow Company strategies, business models and service delivery methods are highly aligned and complementary, we believe that integration challenges will be minimal.   Both companies are dedicating significant resources to the transition and integration to ensure that the management and operations teams are able to remain focused on superior client service and sound business operations.

Q5:  How will the cultures of the two companies be affected?

A: Every company has a unique culture and work environment, and Trammell Crow Company and CB Richard Ellis are no different. More important, however, are the core values that provide the foundation for a company’s culture. Both companies share an unwavering commitment to superior client service. The core values that are so familiar to all of us at Trammell Crow Company – respect, integrity, service, and excellence – are also shared by CB Richard Ellis. We will unify our organizations around these deeply-held principles and continue on our quest to be the most respected and successful real estate organization in the world.

Q6: What will be the combined company’s name?

A: The combined company will be CB Richard Ellis.  However, the development company, which will be wholly owned but independently operated, will retain the Trammell Crow Company brand and operate as the Trammell Crow Company.

Q7: Where will be company headquarters be located?

A: CB Richard Ellis’s headquarters will remain in El Segundo, California (Los Angeles).

Q8:  What will happen to the Dallas headquarters?

A: Dallas will be the headquarters for the company’s development subsidiary. It also will be the headquarters for what we currently call our Global Services business, as well as a portion of CBRE’s shared services organization going forward.

Q9: Is there an organization chart showing the leadership of combined company?

A: While several decisions regarding leadership in the combined company have been made, we are still in the process of making others.  Once all of the decisions are made we will develop and distribute an organization chart to all employees.

As for some of the leadership changes that go along with this news, Bob Sulentic will join CB Richard Ellis as Group President with responsibility for the Development business as well as the company’s EMEA and Asia-Pacific operations.

Other key leaders from Trammell Crow Company’s Global Services organization — Mike Lafitte, Bill Concannon, Diane Paddison, and others — will transition to CB Richard Ellis in senior leadership roles and will continue to manage what we refer to as our Global Services business in much the same way that they manage it at Trammell Crow Company today.

While the combined entity will be called CB Richard Ellis going forward, one great outcome of this transaction is that the name Trammell Crow Company will not be going away.  The Trammell Crow Company name will continue as the name of the new company’s independent development subsidiary headquartered in Dallas.  While we’ll be wholly owned by CBRE, we’ll be operated completely independently.  Bob Sulentic will assume a leadership role in this business, and Jim Groch, Matt Khourie, Chris Roth, and John Stirek will continue their leadership roles as co-presidents. We believe our development capability will continue to be a valuable service for many of our user and investor clients, just as it is today.

Q10: I have direct reports. Should I talk to them about this, or is someone else going to? What should I say?

A: If you haven’t already done so, you should take your cue from your senior manager about when and how to communicate with your direct reports. If you are unsure about what to do or say, you can begin by making sure they have received and are aware of the following:

▪         The e-mail newsletter from Bob Sulentic distributed on Tuesday, October 31

▪         The all-employee call with Bob Sulentic on Tuesday, October 31, at 11:00 central

▪         This Employee Q&A

While it’s important that we not speculate or make promises about the future, it’s equally important that everyone know we will do all we can to provide people with thorough and accurate information just as soon as we are able to do so. If you have any questions please direct them to your local HR representative.

Questions & Answers Relating to the Transition Process

Q11. Who will manage the integration process and make decisions about combining the two companies’ operations?

A: We are assembling a multi-disciplined transition team with representatives from both firms that will lead our integration efforts.  Decisions will be made after careful and thoughtful analysis of each situation and circumstance.  We are committed, without reservation, to adopting the very best of Trammell Crow Company and combining it with the very best of CB Richard Ellis.

Q12: What is the Company’s approach toward integrating the employees of Trammell Crow Company and CB Richard Ellis?

A Between now and closing, which we anticipate will occur by the end of this year or early next year, our interactions must be maintained in accordance with SEC regulations.  Effectively, this means we will not be able to undertake any significant integration activity.

We understand the critical role our employees play and we are committed to maintaining an environment that supports the highest degree of employee morale and productivity throughout this transition process.  Once the transaction has closed, we will work closely to ensure successful transition and integration at every level.  We will maintain ongoing communication through the process to ensure you have whatever information we can share as soon as we are able.

Q13: When will we learn more about the combined company and meet members of the leadership team?

A: In the coming weeks, members of the leadership team will be visiting as many of our markets as practical.  Meetings with employees of both firms are planned.   We will notify market leaders about the schedule of meetings as soon as possible. In addition, we plan to videotape one of the presentations and make it available for markets that are not on the schedule or for employees who are not able to attend one of the presentations.

Q14: What communication channels have been established to inform employees of transition events and how will information related to benefits, payroll and other critical transition concerns be conveyed?

A: Several communication channels have been identified and are in various stages of implementation. Unfortunately, as a result of the federal proxy rules, there are limitations on our ability to communicate with you about the transaction.  However, within those limitations, we intend to provide as much information as possible and to address the various concerns of employees of both companies.

Q15: What is the anticipated closing date for the transaction?

A: We are working toward a “go-live date” by the end of this year or early next year.

Q16: When will systems and processes be integrated?  When will the two companies to “join together”?

A: Both companies must work in a “business as usual” mode until the transaction is complete.  It’s important that we all stay focused on our normal business goals and priorities and end the year successfully. For those in client-facing roles, it’s more important than ever to stay focused on your client’s needs and goals and to help them achieve their performance objectives.

As previously discussed, between now and close, a dedicated team will be exclusively focused on a host of activities to ensure successful integration and transition. Upon closing, we will be prepared to bring the companies’ systems and processes together as quickly as possible.  At this point we do not have specific timetable for completing the integration but it is reasonable to expect that the process will take several months.

Q17:  How will this affect year-end reviews and bonuses?

A: The 2006 merit and bonus process for all employees will continue as normal. It’s as important as ever that we stay focused on our performance goals, serve our clients with our usual high level of excellent, and finish the year strong.

Q18: Will the offices be combined in markets where both companies have a presence?

A: An integration team comprised of representatives from both companies will assess each market on a case-by-case basis.  We will select the premises that provide the best platform for our local operations.

Q19: I am in the process of hiring someone.  Should I continue?

A: Check with your HR representative before finalizing any new hire, particularly if the position is non-reimbursed. We should be thoughtful about evaluating our current job openings as they may represent opportunities to retain existing employees.

Questions & Answers Relating to Time Off and Benefits

Q20:  When will we know more about our positions, titles, benefits, compensation, etc.?

A: The Human Resources departments of both firms are working diligently on these issues right now.  We are in the preliminary stages of reviewing both companies’ staffing, structure, benefits and policies. The teams are conducting analysis and comparisons to determine the most appropriate plan for our combined company.  We will make information available as soon as possible between now and the closing of the transaction.

Q21: What specific Trammell Crow Company benefit plans will be evaluated and identified for transition to CB Richard Ellis benefits?

A: All of them, including (but not limited to) vacation, sick time, medical, dental, vision, life, accidental death & disbursement, short-term disability, long-term disability, dependent care and health care reimbursement, and 401(k).

Q22: What is CB Richard Ellis’s view on training and development?

A: CB Richard Ellis has a major commitment to professional development for employees at all levels.  The company has a Leadership Center that is responsible training and learning programs will be an important part of the integration process. Going forward, there will be an even greater emphasis on programs and training designed to fully capture and share  the power of the combined Trammell Crow Company/CB Richard Ellis platform.

Questions & Answers Relating to Layoff and/or Severance

Q23: Are there going to be position eliminations as a result of the transaction?

A: We are extremely conscious of preserving the platform but inevitably, the blending of the two organizations will create some overlap. No final determination has been made as to specific workforce reductions.  In addition, it is important to understand that these decisions won't be effective until sometime after the transaction closes, and those who are impacted will receive as much notice as practical.

Q24: Will there be severance packages and outplacement assistance for employees whose positions are eliminated?

A: Yes, we will offer severance packages and outplacement assistance.

Questions & Answers Relating to Account Managers, Sales Professionals and Business Development

Q25: What will our commission policy be?

A: For 2007, Trammell Crow Company sales professionals will retain the Trammell Crow Company commission structure and CB Richard Ellis sales professionals will retain the CB

Richard Ellis commission structure.  We will come together under a single commission schedule in 2008.

Q26: I have several pursuits in progress.  Should I continue?

A: Absolutely. In fact, for the period between announcement and closing, we must continue all operations on a “business as usual” basis, including business development activities. We are specifically forbidden from collaborating with CB Richard Ellis on “joint pursuits.”

Q27: What should I tell my clients or prospects about the planned merger?

A: We are already in the process of implementing a tailored communication strategy for our key clients and strategic relationships – particularly those with whom we have contracts and long-term relationships. Senior leaders in the company have been assigned to contact key clients and have been provided with the necessary materials and messages.

At the local level, we have asked Area Directors, Brokerage Leaders, and Development Leaders to develop and orchestrate plans for communicating with local clients and individuals with whom we have key business relationships.

Q28: What if a client or prospect asks me directly about the announcement?  What should I say?

A: There are a few key issues that we believe will be of greatest concern to our clients, and we will want to assure them of the following:

•       We believe this combination allows us to better position ourselves to serve our clients’ needs. We regard this combination as “strength building on strength.”

•       Both parties are completely committed to a smooth transition with minimal business disruption for our clients.

•       Between now and the time that the transaction closes, we are focused on one thing: meeting their needs and serving them with our usual level of excellence.

•       We will keep clients informed as additional details become available. In the meantime, if they have any concerns or questions, we will ensure that the appropriate leader gets in touch with them.

Q29: If the companies will not join together until the transaction closes in late 2006 or early 2007, how should we operate between now and then?

A:  Until the transaction is complete, the two companies will continue to compete in the market place just like we always have.  There will be no joint pursuits or collaboration with CB Richard Ellis for client engagements.  While we believe that the combination will be of great benefit to our main constituencies, we must continue to operate on a business as usual basis to assure that our customers continue to receive the high level of service to which they have become accustomed.

Over the coming months some key members of our leadership group may be asked to coordinate with their counterparts at CB Richard Ellis to discuss the appropriate manner in which to combine our companies while minimizing the strain on our customers and employees.  While this type of activity is necessary and will benefit the combined company in the future, it should only be undertaken only by members of our leadership organization and only if it is authorized beforehand by a member of the Executive Committee.

Questions & Answers About Dealing with the Media

Q30: What if a member of the media or a professional association contacts me about the planned merger? Am I allowed to talk to them?

A: We have a designated group of individuals who are the only people who are to speak to the media about this announcement. Even if you are accustomed to talking to the media on behalf of Trammell Crow Company, it is inappropriate for you to do so in relation to this announcement. Speaking to the media could significantly compromise if not violate our compliance with SEC regulations.

The approved Trammell Crow Company media spokespeople are as follows:

Executive Committee	Regional Directors	Corporate Communications
Bob Sulentic Derek McClain Bill Concannon Mike Lafitte Diane Paddison Chris Roth John Stirek Matt Khourie Steve Belcher Jim Groch	Joe Callanan (Northeast) Curt Grantham (Southeast) Tony Long (Central) Steve Belcher (West) Alex Darragh (International)	Barbara Bower

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Media and PR Q&A for Trammell Crow Company Spokespeople
First Edition

Note: Only those people specifically designated to speak with the media may do so. Designated media spokespeople for Trammell Crow Company are identified at the end of this document.

Q1:  Why did TCC decide to sell to CBRE?

A:  TCC is committed to serving three primary constituents –shareholders, clients, and employees.  This transaction supports all three of those groups.  Shareholders will receive value through the purchase of their shares at a very attractive price; clients will be better served by our expanded, global platform of complementary services and resources; and employees will become an integral part of  the industry’s leading real estate services provider, offering them expanded career and professional development opportunities, and more resources to serve our clients.

Q2:  Why did TCC decide to sell at this particular time?

A:  This transaction was the right opportunity, at the right time, with the right partner.  The world is changing rapidly, and we are moving to change with the times.  We couldn’t ignore things such as an increasingly globalizing economy and the growing needs of our clients for increased speed, seamless delivery, worldwide execution and ease of working with a single service provider capable of meeting the full spectrum of their needs.

Q3:  How will you address client criticism that you’ve now become too big?

A:  CB Richard Ellis and Trammell Crow Company are two of the most highly successful firms in our industry.  We’ve both attained leadership through the delivery of superior client service on an individual basis.  What our new size now gives us is a broader array of services and best-in-class resources in more local markets globally.

Q4:  How does TCC feel about being acquired vs. being an acquirer?

A:  The long history and legacy of Trammell Crow Company has made all of us proud to be associated with that name.  Change is inevitable, however, and we feel honored that CBRE recognized our leadership, capabilities and vision and chose us as their partner.

Q5:  Did TCC consider buying CBRE (or another competitor) instead?

A:  We evaluated opportunities from time to time, as any company in our position would do.  But we do not comment on what discussions may have taken place.

Q6:  Why did CBRE decide to buy TCC?  Were they looking at other prospects?

A:  TCC was the perfect fit for CBRE.  The two firms offer almost perfectly matched, complementary capabilities and market presence, and our respective strengths are mutually reinforcing.  We are particularly excited about uniting our transaction management, corporate outsourcing and institutional investor expertise.  It’s not appropriate for us to speak on their behalf regarding whether they considered other prospects.

Q7:  How much is CBRE paying for TCC?

A:  It is contained in the press release, which is posted on our public website (www.trammellcrow.com).

Q8:  How large will the resulting entity be?  How does this compare with the rest of the industry?

A: Provide comparative fact sheets.

Q9:  How do the business strategies of the two companies align?

A:  Both firms have been focused on meeting the growing demands of institutional and corporate clients, and both have done an excellent job in executing on their strategies.  So, this move is strength building on strength.  We're particularly excited about uniting the two firms' transaction management strength, corporate outsourcing and institutional expertise.  Our collective efforts will provide clients with greater intelligence, better solutions, superior execution, and stronger results.

Q10:  What will this mean for TCC’s clients and for the combined client base going forward?

A:  The clients of the combined entity will reap the benefits of a winning platform in terms of its depth of services offered and geographic reach.  We offer all the services our clients need, at a standard of excellence they expect, in all the markets they need them, locally, nationally and globally.  We will have employees operating in more than 50 countries, providing a full range of services – brokerage, corporate outsourcing, property management, development, project management, mortgage banking, valuation, investment management, and more.

Q11:  What do your clients think about this?  Are any of them likely to be unhappy about it?

A:  They will find that we have more resources to serve their needs in more markets than ever before.  It is a win for us and a win for our clients.

Q12:  Will you in effect be wiping out the competition in certain markets?

A:  Not at all.  This is still highly fragmented business.  There are many, many fine companies operating on a national, regional and local level as well as boutiques that focus on one or two specialties.  There is considerable competition from high quality firms across service sectors and geographies.  We will compete intensely with them for assignments.

Q13:  Describe the future of the development business.

A:  The Trammell Crow Company name will endure as the name for the combined company’s independently operated development business, headquartered in Dallas.  While we’ll be wholly owned by CBRE, we’ll be operated completely independently.  Bob Sulentic will assume the leadership role in this business, with Jim Groch, Matt Khourie, Chris Roth, and John Stirek continuing their leadership roles as co-presidents.  They are looking forward to continuing our tradition as one of the nation’s leading real estate developers.  They also believe our development capability will continue to be a valuable service for many of our user and investor clients, just as it is today.

Q14:  What will be better about the outcome of this transaction?

A:  Many things.  Our shareholders receive a great price for the company.  We will have a broader range of services to offer clients.  There will be more resources to invest in our people and platform, including technology and professional development.  In a company as large and diverse as ours, inevitably career opportunities will be enhanced.

Q15:  What are the biggest challenges ahead?

A:  Nothing in particular stands out, and of course we anticipate all the usual challenges in a combination of this sort – providing timely answers to our three constituent groups (clients,

employees, investors), integration, speed, and so forth.  We have anticipated all of these and we are prepared to address them going forward.

Q16:  How do the two organizations fit together culturally?

A:  We see a very close cultural fit.  Both organizations are founded on firm principles about professional conduct and a customer service ethic.  Both have built on their legacies to pursue common missions and core values, and both are committed to excellence in client service.

Q17:  How do you feel about the TCC name going away?

A:  The long history and legacy of Trammell Crow Company has made all of us proud to be associated with that name.  One great outcome of this transaction is that the name will not be going away.  The Trammell Crow Company name will continue as the name of the new company’s independent development subsidiary. It is going to be a very exciting time for those who will be a part of this new organization.

Q18:  What happens to the Dallas office?

A:  Dallas will be the headquarters for the company’s development subsidiary. It also will be the headquarters for what we currently call our Global Services business, as well as a portion of CBRE’s shared services organization going forward.

Q19:  What does the Crow Family think about this?

A:   It’s not appropriate for us to speak on their behalf.

Q20:  Is TCC’s decision to sell an indicator that TCC’s strategy has failed?

A:  To the contrary, we see this as the logical culmination of our business strategy to do what is best for our three primary constituents – shareholders, clients, and employees.  This transaction supports all three of those groups.  Shareholders will receive value through the purchase of their shares at a very attractive price; clients will be better served by our expanded, global platform of complementary services and resources; and employees will become an integral part of  the industry’s leading real estate services provider, offering them expanded career and professional development opportunities, and more resources to serve our clients.

Q21:  What role if any will Bob Sulentic play?  What about current TCC senior management?

Bob Sulentic will join CB Richard Ellis as Group President with responsibility for the Development business (see below) as well as the company’s EMEA and Asia-Pacific operations. Bob will be joined by Jim Groch, Matt Khourie, Chris Roth and John Stirek who will continue in their current Development leadership roles as co-presidents.

Other key leaders from Trammell Crow Company’s Global Services organization— Mike Lafitte, Bill Concannon, Diane Paddison, and others — will transition to CB Richard Ellis in senior leadership roles and will manage what we call Global Services for CB Richard Ellis in much the same way that they manage it at Trammell Crow Company today.

Q22:  What will be the name of the new company?  What happens to the Trammell Crow Company name?

A:  The name of the parent company will be CB Richard Ellis.  Trammell Crow Company will be the name of the company’s wholly owned subsidiary engaged in the development business.  This entity will have the exclusive use of the Trammell Crow Company brand and will be separately managed under the leadership of Bob Sulentic, with Jim Groch, Matt Khourie, Chris Roth and John Stirek continuing in their leadership roles as co-presidents.  Going forward, Trammell Crow

Company will have essentially the same charter as the current charter for TCC’s Development and Investment business.

Q23:  Which markets will be most affected?

A:   We will be analyzing things market by market, and we won’t have an answer to that question for a while.

Q24:  Does this signal a sea change in the industry?  Will we see similar moves on the part of JLL, C&W, Grubb & Ellis, others?

A:  We can’t speculate about those companies and their plans for the future.

Q25:  Please address the following issues:  reductions, severance, changes in compensation, benefits, office locations, etc.

A:  It is premature to comment on a number of things regarding this transaction, including human resources issues.  We are committed to behaving in a sensitive and responsible way toward our employees, and we will keep everyone informed about the details of this transaction as more information becomes available.

Q26. How does this affect your relationship with Savills and other international partners and alliances?

A: I can’t provide any information on that. (Refer any question related to Savills or alliances to Barbara Bower or Derek McClain)

Q27. When will the transaction close?
A: The transaction is expected to close sometime late this year or early next year.

SPECIAL NOTICE REGARDING MEDIA INQUIRIES

•              No one is authorized to discuss this matter with the media except for the individuals listed below or their designees. Speaking to the media without proper training and orientation could significantly compromise if not violate our SEC compliance requirements.

•              All inquiries from national media should be directed immediately to Barbara Bower.

Approved Trammell Crow Company Media Spokespeople
TCC Executive Committee: Bob Sulentic Derek McClain Bill Concannon Mike Lafitte Diane Paddison Chris Roth John Stirek Matt Khourie Steve Belcher Jim Groch	TCC Regional Directors: Joe Callanan (Northeast) Curt Grantham (Southeast) Tony Long (Central) Steve Belcher (West) Alex Darragh (International)	Corporate Communications: Barbara Bower

######

Trammell Crow Company to Join Forces with CB Richard Ellis

October 31, 2006 is a milestone day for Trammell Crow Company, our employees, clients and shareholders. Today we announced plans for our people and platform to join forces with CB Richard Ellis.

Excellence in client service has been central to our success over the years.  We’ve grown rapidly into a leading international service company by responding to our clients, who have increasingly turned to us for assistance with a wider range of services in more and more markets.

To continue delivering uncompromising excellence, we are linking our people and platform with a company that has a larger global footprint and a range of complementary services.  CB Richard Ellis is the perfect fit.

Together, we will offer worldwide reach coupled with a comprehensive array of premier service offerings.  We’re particularly excited about uniting the two firms’ transaction management strength, corporate outsourcing and institutional expertise.  Our collective effort will provide clients with greater intelligence, better solutions, superior execution and stronger results

We’ll be telling you more about our merger with CB Richard Ellis in the weeks ahead.  In the meantime, you can [click here] to read the press release.

Thanks for your continuing interest in and support of Trammell Crow Company.

Bob Sulentic

Chairman & Chief Executive Officer

Trammell Crow Company

######

Client Letter | Global Services

Dear __________________:

We have announced our impending merger with CB Richard Ellis.  Attached is a copy of the press release that was issued earlier today.  This is terrific news for our clients, our employees, and our shareholders.

Excellence in client service has been our number one goal over the years.  We have grown rapidly to become a leading global service company by responding to our clients, who have increasingly turned to us for assistance with a wider range of services in more and more markets.

To continue delivering excellent client service on an expanded basis, we are linking our people and platform with a company that has a larger global footprint and a range of complementary services.  CB Richard Ellis is the perfect fit.

Together, we’ll offer worldwide reach coupled with an expanded array of premier service offerings.  We're particularly excited about uniting the two firms' transaction management strength and corporate outsourcing and institutional expertise.  Our collective effort will provide clients with greater intelligence, better solutions, superior execution, and stronger results.

Throughout the merger process and beyond, we will continue to focus on your needs and on our commitment to recruit and develop great people, improve our processes, and expand our platform. We are completely committed to a smooth transition process for our clients with minimal business disruption. Of course, we will keep you informed every step of the way as additional details become available.

If you have any questions about the merger or would like more details, please call Diane at 214-863-3016.  In the meantime, thank you for continuing to place your trust in us.

Sincerely,	Sincerely,

Robert E. Sulentic	Diane S. Paddison
Chairman & CEO	Senior Managing Director and Chief Operating Officer Global Services

######

Script for Joint CEO Call with Trammell Crow Company Employees

Bob Sulentic:

Good morning, everyone, and thanks for joining us on this call.  By now you have seen this morning’s press release announcing a definitive agreement to merge Trammell Crow Company’s operations with CB Richard Ellis.  This event will open an exciting new era for commercial real estate services – one that creates a company that is unparalleled in the history of our industry in terms of its scope of services, depth of market coverage, quality of people and, very importantly, our ability to serve clients. If all goes according to schedule, we will be united as one company sometime late this year or early next year.

First, I want thank all of you for making this event possible.  Your hard work and excellent service on behalf of our clients has set our company apart.  As a result, we have gained the respect of the real estate community, including that of our peers.  CBRE’s high esteem for our company is a testament to the work of all of you and the quality of our collective team.

Joining forces with CB Richard Ellis is the right thing to do for our clients, our shareholders, and our people…and now is the right time to do it. After closing, we will be an integral part of the most capable commercial real estate services company in the world.  We will have offices in more than 50 countries, providing a full range of services – brokerage, corporate outsourcing, property management, development, project management, mortgage banking, valuation, investment management, and more.  In addition, the Trammell Crow Company name will endure as the name for the company’s independently operated development business.

Both Trammell Crow Company and CBRE are built on a solid foundation of principles.  We both have corporate cultures that emphasize respect, integrity, service and excellence – values that will continue to be the foundation for the new company and for how we deal with our clients, investors, business community, and each other.

I am grateful for all you have done to bring Trammell Crow Company to this exciting point in our history, and I look forward to working with you going forward.

To tell you more about CBRE, I’m very pleased to introduce Brett White, president and chief executive officer.

Brett ...

Brett White Remarks:

Thanks, Bob.  Let me start by echoing your sentiments about your collective accomplishments and the high quality of your work.  Across nearly a quarter century in this business, I have developed enormous respect for the Trammell Crow Company people and platform.  I’ve admired you from a distance for many years.   And soon I’ll have the opportunity to admire you up close.

I am particularly excited about the implications of combining our firms’ strong transaction management, corporate outsourcing and institutional outsourcing capabilities as well as gaining your expertise in development.  This is a perfect marriage of skill sets and expertise.

Today’s announcement reflects the high point of a strategy we’ve been implementing for many, many years.  It’s a strategy borne out of the needs of our clients and the demands of the marketplace.

It has been my privilege over the past several weeks to get to know many of the leaders of your fine organization.  And I’m pleased that they will fill key management positions following the merger:  Bob, of course.  And also Jim Groch, Mike Lafitte, Diane Paddison and Bill Concannon, to name a few.

These are great people.  And they helped to underscore for us how much our firms are aligned – despite the healthy competition that naturally existed between us.  It is uncanny how well our two companies line up – organizationally and culturally.

Both Trammell Crow Company and CBRE have done much to embrace their roots and build on the legacy of integrity and teamwork that their predecessors handed down.  We share common missions and core values, and they will loom large as we go about melding our two companies.  We are committed, without reservation, to adopting the very best of Trammell Crow Company and combining it with the very best of CBRE.

While we’re still getting to know your organization we are already learning about the many ways that you can raise the bar for us.  For starters, we’ll look to Mike Lafitte to lead what you refer to

as your Global Services business.   Under his leadership, we look forward to bringing together the resources and intellectual capital of our respective companies to create a new best-in-class outsourcing solutions service provider.

Similarly, Trammell Crow Company is one of the premier real estate developers.  We look forward to perpetuating the Trammell Crow Company brand as the name of our independently operated development business.   Bob Sulentic will lead this business, with Jim Groch, Matt Khourie, Chris Roth, and John Stirek continuing their leadership roles as co-presidents. This is an accomplished, highly respected team and we are proud to have them part of our organization.

I’m very proud that Bob has accepted a senior leadership role in our combined company. In addition to his leadership role in the Development business, he will also have oversight of our operations in Europe, the Middle East, Africa, and Asia Pacific. I have long had enormous respect for Bob and look forward to his counsel and insight as we go forward together.

[Brett to ad lib – five of 14 members of Executive Committee will be from Trammell Crow Company.  Bob and two independent directors from Trammell Crow Company will join our BoD.]

In a business environment marked by increasing globalization, we think you’ll find being an integral part of the industry’s only truly global, full service enterprise will be an added plus.  More and more, what counts is scale, geographic reach and the ability to deliver consistent quality across a gamut of services and locations.  This is where we both excel, and we’ll help each other excel even more when we’re united.

Trammell Crow Company CEO Closing Remarks:

Thanks, Brett.

Before we close, I’d like to expand a little more on our plans for the Development business, and our plans for Dallas.  Development is a Trammell Crow Company core strength and we’re very pleased to be carrying forward our 58-year track record in this business as we join CB Richard Ellis.  While we’ll be wholly owned by CBRE, we’ll be operated completely independently.  Our deals will be done on an arm’s-length basis and decisions will be made independent of the parent company.

As Brett mentioned, as part of my role, I will assume the leadership position for the Development business, with our current co-presidents remaining in their leadership roles. We are looking forward to continuing our tradition as one of the nation’s leading real estate developers. We also believe our development capability will continue to be a valuable service for many of our user and investor clients, just as it is today.

In addition to being the headquarters for the development subsidiary, Dallas will also be the headquarters for what we currently call our Global Services business, as well as a portion of CBRE’s shared services organization going forward.

Well, we’ve shared some big news today.  It’s also a big change.  We all know that change is never easy, but it can also be healthy and energizing.  That’s exactly how I feel today.  And I hope you feel that way, too.

Members of the senior management of both companies will be visiting many offices in the weeks ahead to provide more details about the new company and what you can expect after our transaction closes at the end of this year or early next year.  For now, I want to close with another “thank you” on behalf of the management, board of directors and shareholders of Trammell Crow Company for making today’s historic transaction possible.  Together, we’re going to re-define excellence in our industry.

######

SPECIAL ANNOUNCEMENT FROM BOB SULENTIC
All-Employee Call at 11:00 Central Today – See Below for Details

Today marks a very important occasion in the history of Trammell Crow Company.  Earlier this morning we announced a definitive agreement to merge our company’s operations with CB Richard Ellis.  If all goes according to schedule, we will be united as one company sometime late this year or early next year in what will clearly be the leading firm in our industry.  The combined enterprise’s scope of services, depth of market coverage, and quality of its people will be unparalleled in the history of our industry.

This important event is made possible by all of you who have worked so diligently to help us execute our strategy, serve our clients, and build the reputation of Trammell Crow Company.  Your commitment to these objectives has set our company apart and has allowed us to gain the respect of the real estate community, including that of our peers.  CBRE’s high esteem for our company is evident by their enthusiastic embracing of Trammell Crow Company as their partner, and we embrace them as our partner for the same reasons.

The combined strengths of our two organizations will unquestionably benefit our clients. Over the years, these clients have turned to us increasingly for assistance with a wider range of services in more and more markets.  Our clients will be provided, instantaneously, with an enhanced platform to support their own growth strategies.    When completed, this combination will bring together the best talent in the industry, linking Trammell Crow Company’s skills and expertise with a company that has a larger, established global footprint.

As for some of the leadership changes that go along with this news, I will join CB Richard Ellis as Group President with responsibility for the Development business as well as the company’s EMEA and Asia-Pacific operations.

Other key leaders from Trammell Crow Company’s Global Services organization— Mike Lafitte, Bill Concannon, Diane Paddison, and others — will transition to CB Richard Ellis in senior leadership roles and will manage what we call our Global Services business for CB Richard Ellis in much the same way that they manage it at Trammell Crow Company today.

While the combined entity will be called CB Richard Ellis going forward, one great outcome of this transaction is that the name Trammell Crow Company will not be going away.  The Trammell Crow Company name will continue as the name of the new company’s independent development subsidiary. While we’ll be wholly owned by CBRE, we’ll be operated independently.  As I mentioned, I will assume the leadership role in this business, while Jim Groch, Matt Khourie, Chris Roth, and John Stirek will continue in their leadership roles as co-presidents. We are looking forward to continuing our tradition as one of the nation’s leading real estate developers.  We also believe our development capability will continue to be a valuable service for many of our user and investor clients, just as it is today.

Dallas will be the headquarters for the company’s development subsidiary. It also will be the headquarters for what we currently call our Global Services business, as well as a portion of CBRE’s shared services organization going forward.

After closing, we will be an integral part of the most capable commercial real estate services company in the world.  Our collective ability to serve our clients will be unparalleled.  We will have offices in more than 50 countries, providing a full range of services – brokerage, corporate outsourcing, property management, development, project management, mortgage banking, valuation, investment management, and more.  In addition, the Trammell Crow Company name will endure as the name for the company’s independently operated development business, headquartered in Dallas.

Finally, both Trammell Crow Company and CBRE are built on a solid foundation of principles, and we both have corporate cultures that emphasize respect, integrity, service and excellence – a particularly familiar and resonant theme for us.  These core values will continue to be the foundation for the new company and for how we deal with our clients, investors, business community, and each other.

I am grateful for all you have done to bring Trammell Crow Company to this exciting point in our history, and I look forward to working with you going forward.

Please plan to join an all-employee conference call scheduled for this morning at 11:00 am Central Time.  The call may be accessed via conference call or web cast as follows:

Dial-In:

United States:               1-888-552-9191
International:                1-210-234-0024
Passcode:                      4994137

Webcast URL:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=120082&eventID=1407897

Due to the large number of attendees, we ask that you access the call in groups where possible.

######

Call Script / Key Messages for D&I and Global Services Clients

The following is provided to assist you with your calls to clients and key contacts. Please limit your comments to the messages below.

Hello, ___________.

▪ I’m calling to personally inform you about some exciting news that became public today. Trammell Crow Company announced that we are going to join forces with CB Richard Ellis in a merger that we expect to close by the end of this year or early next year.

-     I realize you may have already heard this news this morning but we wanted to get it to you as soon as possible. If you haven’t seen the news already, I will gladly forward a copy of the press release. Alternatively, you’ll find it on our public web site.

-     Since today’s announcement concerns our agreement with CB Richard Ellis and not the actual closure, there are not many specifics that I can provide at this time. However, I am able to share a little bit about our expectations for this merger to give you a sense of why we are so excited about the news.

▪ The merger will bring the best of both companies together into a single world-class organization.

-     Trammell Crow Company’s Development and Investment business will operate as an independent subsidiary of CB Richard Ellis with the exclusive use of the Trammell Crow Company brand.

-     On the services side, we will bring a mature and very successful services account management model with codified processes, best practices, and performance management to the new entity.

-     CB Richard Ellis offers an impressive global operation and a broad array of complementary services.

-     Together, we will offer a compelling solution that is global, integrated, comprehensive, and totally client focused. It’s a perfect fit.

▪ The “new” Trammell Crow Company will have essentially the same charter as Trammell Crow Company’s D&I business today. With over $7B of active projects in-process and in the pipeline, Trammell Crow Company ranks as one of the top developers of commercial real estate in the US. We will continue to serve and partner with users of and investors in office, industrial, retail, healthcare, student housing, and mixed use projects.

▪ Going forward, we will manage both the D&I and Global Services businesses in much the same way that we manage it today.

-     The “new” Trammell Crow Company D&I business will remain headquartered in Dallas and will continue to operate under the leadership of Bob Sulentic, Jim Groch, Matt Khourie, Chris Roth, and John Stirek.

-     The Global Services organization — Mike Lafitte, Bill Concannon, and Diane Paddison — will also transition into CB Richard Ellis in senior roles. Once there, they will import and integrate the best of Trammell Crow Company’s and CB Richard Ellis’s respective models into a comprehensive and integrated global platform.

▪ We are completely committed to a smooth transition with minimal business disruption. Of course, we will keep you informed as additional details become available.

▪ Throughout the merger process and beyond, we will continue to focus on your needs and on our commitment to recruit and develop great people, continually improve our processes, and expand our platform. As you know our ultimate goal is to help you succeed.

▪ Please let me know if you have any questions or concerns. If I cannot answer them, I will connect you with someone in the firm who can.

Bullet Point Highlights

•      Announcement this morning

•      Combining two top-notch companies to create a world-class organization and platform

•      Closing 2-3 months

•      Press Release available

•      Brands:

o  Global Services: CBRE

o  D&I: exclusive use of “Trammell Crow Company” brand

•      Global Services Market Leader

o  Leading global RE services company

o  Leverage deep and impressive brokerage resources of CB Richard Ellis

•      D&I Business:

o  Operate and an independent subsidiary with exclusive use of brand

o  TCC ranks as one of the top developers of commercial real estate in the US

o  Serve and partner with users of and investors in office, industrial, retail, healthcare, student housing, and mixed use projects

o  $7Bn active projects in-process and in-pipeline

o  Aggressive yet risk-mitigated growth strategy

•      Continuing leadership:

o  D&I: Bob Sulentic, Jim Groch, Matt Khourie, Chris Roth and John Stirek

o  GS: Mike Lafitte, Diane Paddison, Bill Concannon, and others

•      Business as Usual

•      Focus on your needs while maintaining standards of excellence

Let me know if you have any questions or concerns

######

Call Script / Key Points for D&I Clients and Contacts

The following is provided to assist you with your calls to clients and key contacts. Please limit your comments to the messages below.

Hello, ___________.

▪ I’m calling to personally inform you about some exciting news that became public today. Trammell Crow Company announced that we are going to join forces with CB Richard Ellis in a merger that we expect to close late this year or early next year.

-     I realize you may have already heard this news this morning but we wanted to get it to you as soon as possible. If you haven’t seen the news already, I will gladly forward a copy of the press release. Alternatively, you’ll find it posted on our public website.

-     Since today’s announcement concerns our agreement with CB Richard Ellis and not the actual closure, there are not many specifics that I can provide at this time. However, I am able to share a little bit about our expectations for this merger to give you a sense of why we are so excited about the news.

▪ The merger will bring the best of both companies together into a single world-class organization. Trammell Crow Company’s Development and Investment business will operate as an independent subsidiary of CB Richard Ellis with the exclusive use of the Trammell Crow Company brand.

▪ The “new” Trammell Crow Company will have essentially the same charter as Trammell Crow Company’s D&I business today. With over $7B of active projects in-process and in the pipeline, Trammell Crow Company ranks as one of the top developers of commercial real estate in the US. We will continue to serve and partner with users of and investors in office, industrial, retail, healthcare, student housing, and mixed use projects.

▪ Going forward, we will operate the D&I business in much the same way that we manage it today. The “new” Trammell Crow Company will remain headquartered in Dallas and will continue to operate under the leadership of Bob Sulentic, Jim Groch, Matt Khourie, Chris Roth, and John Stirek.

▪ This will be an energizing event for the Development and Investment team. We will leverage Trammell Crow Company’s and CB Richard Ellis’s complementary platforms, which will bring further focus and prominence to the development and investment business of Trammell Crow Company.

▪ We will continue to pursue an aggressive yet risk-mitigated growth strategy while maintaining the same standards of integrity and excellence.

As we discussed, today’s announcement concerned only our agreement with CB Richard Ellis, not the closure of the deal. In the meantime, throughout the merger process and beyond, we will continue to focus on your needs and on our commitment to recruit and develop great people, continually improve our processes, and expand our platform. As you know our ultimate goal is to help you succeed.

Please let me know if you have any questions or concerns. If I cannot answer them, I will connect you with someone in the firm who can.

Talking Point Highlights

•      Announcement this morning

•      Closing 2-3 months

•      Press Release available

•      Brand: Trammell Crow Company – going forward, essentially the same charter as TCC’s D&I charter today

•      TCC ranks as one of the top developers of commercial real estate in the US

•      Serve and partner with users of and investors in office, industrial, retail, healthcare, student housing, and mixed use projects

•      D&I Business: Operate as independent subsidiary with exclusive use of brand

•      Continuing leadership: Bob Sulentic, Jim Groch, Matt Khourie, Chris Roth and John Stirek

•      Business as Usual

•      $7B active projects in-process and in-pipeline

•      Aggressive yet risk-mitigated growth strategy

•      Leverage deep and impressive brokerage resources of CB Richard Ellis

•      Focus on your needs while maintaining standards of excellence

•      Let me know if you have any questions or concerns

######

This filing contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to the Company and CBRE as of today’s date, and the Company and CBRE assume no obligation to update any of these statements.  The forward looking statements are not guarantees of the future performance of the Company, CBRE or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although the Company and CBRE have signed an agreement for a subsidiary of CBRE to merge with and into the Company, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of the Company’s stockholders or government approvals or if either the Company or CBRE fail to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of the Company into CBRE’s business and the combined company’s ability to compete in the highly competitive real estate services industry.  The revenues, earnings and business prospects of the Company and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, (i) the ability of the Company to complete the proposed transaction with CBRE due to a number of factors, including but not limited to, the ability of the Company and CBRE to satisfy the various conditions contained in the merger agreement between the parties, including Trammell Crow stockholder approval, regulatory approvals and other customary conditions, (ii) the ability of the Company to retain its major customers and renew its contracts, (iii) the ability of the Company to attract new user and investor customers, (iv) the ability of the Company to manage fluctuations in net earnings and cash flow which could result from the Company’s participation as a principal in real estate investments, (v) the Company’s ability to continue to pursue its growth strategy, (vi) the Company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vii) the Company’s ability to compete in highly competitive national and local business lines, (viii) the Company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (ix) the timing of individual transactions, (x) the ability of the Company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (xi) the ability of the Company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk). In addition, the Company’s ability to achieve certain anticipated results will be subject to other factors affecting the Company’s business that are beyond the Company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the Company’s business and the threat of terrorism and acts of war. These and other risks have been identified from time to time in the Company’s and CBRE’s SEC reports and public announcements.

The proposed merger will be submitted to the Company’s stockholders for their consideration, and the Company will file with the SEC a definitive proxy statement to be used by the Company to solicit the approval of its stockholders for the proposed merger.  The Company may also file other documents concerning the proposed merger.  You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to the proxy statement, because they will contain important information.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: Trammell Crow Company, 2001 Ross Avenue, Suite 3400, Dallas, Texas, 75201, or via telephone at (214) 863-3000.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger when it becomes available.